UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 26, 2015
____________________
NOVATEL WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

9645 Scranton Road San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement
On March 27, 2015, Novatel Wireless, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Duck Acquisition, Inc., an Oregon corporation and wholly owned subsidiary of the Company (“Merger Sub”), R.E.R. Enterprises, Inc., an Oregon corporation (“RER”), the stockholders of RER (the “Stockholders”) and Ethan Ralston, as the representative of the Stockholders, pursuant to which the Company completed the acquisition of RER and its wholly owned subsidiaries, Feeney Wireless, LLC, an Oregon limited liability company (“Feeney Wireless”), and Feeney Wireless IC-DISC, Inc., a Delaware corporation (“Feeney Wireless IC-DISC”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into RER with RER continuing as the surviving corporation and as a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the boards of directors of the Company, Merger Sub and RER and by the Stockholders.
At the effective time of the Merger, the Company paid total cash consideration of approximately $9.3 million, $1.5 million of which was placed in an escrow fund to serve as partial security for the indemnification obligations of RER and the Stockholders. The Stockholders are also entitled to receive $15 million in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which will be issued no later than the tenth business day after the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2015 with the Securities and Exchange Commission (the “SEC”). In addition, the Stockholders may be entitled to receive earn-out payments totaling up to $25 million (the “Earnout Payments”) in the event that certain financial targets are achieved based on RER’s consolidated annual net revenue and gross profit margin for 2015, 2016 and 2017 (“Earnout Metrics”). In the event that the Earnout Payments are not earned in full in 2015 or 2016, any shortfall will roll forward to the next year and can be made up if the Company overachieves its Earnout Metrics in the following year; provided, however, that the aggregate merger consideration will not exceed $50 million. Up to $10 million of the Earnout Payments are contingent on both the Chairman and the Chief Executive Officer, respectively, continuing to be employed by RER until the four-year anniversary of the Merger. All of the Earnout Payments may be paid, at the option of the Company, in cash or by the issuance of shares of Common Stock.
The Merger Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms; however, it is not intended to provide any other factual information about the Company, RER, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, RER, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.
AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE MERGER AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE MERGER AGREEMENT.
Joinder and Second Amendment to Credit Agreement
Concurrently with the execution of the Merger Agreement, the Company entered into a Joinder and Second Amendment to Credit and Security Agreement and Other Loan Documents and Consent (the “Second Amendment”) with Enfora, Inc., a Delaware corporation (“Enfora” and, together with the Company, the “Borrowers”), RER, Feeney Wireless,

Feeney Wireless IC-DISC and Wells Fargo Bank, National Association (the “Lender”), which amends that certain Credit and Security Agreement, dated as of October 31, 2014 (as amended, modified and supplemented from time to time, the “Credit Agreement”), under which the Lender made available to the Borrowers a revolving credit facility in the amount of $25 million which continues in effect through October 31, 2019, unless earlier terminated in accordance with its terms. Pursuant to the terms and conditions of the Second Amendment, (i) the Lender consented to the Merger, (ii) each of RER and Feeney Wireless IC-DISC was added as a “Guarantor” and a “Loan Party” under, and as party to, the Credit Agreement and (iii) Feeney Wireless was added as a “Borrower” and a “Loan Party” under, and as party to, the Credit Agreement.
New Warrant
In connection with the Merger, and as a means to provide partial funding for the cash consideration payable in the Merger, HC2 Holdings 2, Inc., a Delaware corporation (the “Investor”), agreed to exercise that certain Warrant to Purchase Common Stock issued by the Company to the Investor on September 8, 2014 (the “Existing Warrant”). Upon exercise of the Existing Warrant, the Investor purchased 3,824,600 shares of Common Stock, at an exercise price of $2.26 per share, for aggregate cash proceeds to the Company of approximately $8.64 million. In order to induce the Investor to exercise the Existing Warrant, on March 26, 2015, the Company issued to the Investor a new warrant to purchase 1,593,583 shares of Common Stock at an exercise price of $5.50 per share (the “New Warrant”).
The Investor owns approximately 23% of the outstanding shares of Common Stock of the Company and is a wholly owned subsidiary of HC2 Holdings, Inc., a Delaware corporation (“HC2”). Mr. Philip Falcone, a director of the Company, is the Chairman of the Board of Directors, President and Chief Executive Officer of HC2. Mr. Robert Pons, a director of the Company, currently serves as the Executive Vice President of Business Development and a director of HC2.
The New Warrant will be exercisable into shares of Common Stock during the period commencing on September 26, 2015 and ending on March 26, 2020, the expiration date of the New Warrant. The New Warrant will generally only be exercisable on a cash basis; provided, however, that the New Warrant may be exercised on a cashless basis if and only if a registration statement relating to the issuance of the shares underlying the New Warrant is not then effective or an exemption from registration is not available for the resale of such shares. The New Warrant may be exercised by surrendering to the Company the certificate evidencing the New Warrant to be exercised with the accompanying exercise notice, appropriately completed, duly signed and delivered, together with cash payment of the exercise price, if applicable.
The exercise price and the number of shares of Common Stock issuable upon exercise of the New Warrant are subject to adjustment upon certain corporate events, including certain combinations, recapitalizations, reorganizations, reclassifications, stock dividends and stock splits. In the event of an extraordinary transaction, as described in the New Warrant and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, and certain reclassifications of the Common Stock, the New Warrant will automatically be converted into the right to receive, for each share of Common Stock that would have been issuable upon exercise of such New Warrant immediately prior to such transaction, the same kind and amount of securities, cash or property as the holder would have been entitled to receive if the holder had been the holder of Common Stock immediately prior to the occurrence of such transaction.
No fractional shares will be issued upon exercise of the New Warrant. The New Warrant does not confer upon its holder any voting or other rights as a stockholder of the Company.
The foregoing descriptions of the Merger Agreement, the Second Amendment and the New Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents, copies of which are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 4.1, respectively, and the terms of which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The New Warrant was issued in reliance upon exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The issuance did not involve any underwriters, underwriting discounts or commissions, or any public offering; the Company made no solicitation in connection with the issuance other than communications with the Investor; the Investor is an “accredited investor,” as such term is defined in the Securities Act; and the Investor has access to adequate information about the Company in order to make an informed investment decision.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2009 Plan
Effective upon the closing of the Merger, the Company (i) amended its 2009 Omnibus Incentive Compensation Plan (as amended, the “2009 Plan”) to permit the grant of inducement awards under NASDAQ Listing Rule 5635 and (ii) granted inducement stock options under the 2009 Plan to 91 employees of Feeney Wireless to acquire an aggregate of 323,000 shares of Common Stock.
2015 Plan
Commencing April 1, 2015, officers and employees of the Company (“Participants”) will be eligible to receive bonuses under the 2015 Corporate Bonus Plan (the “2015 Plan”), with target bonus amounts set as a percentage of base salary based on rank or job title within the Company (“Bonus Awards”). Bonus Awards under the 2015 Plan will relate only to the second through fourth quarters of the Company’s 2015 fiscal year (the “Performance Period”) and payouts will be 75% of the payout that would have been applicable for a bonus plan based on a full fiscal year.
Under the terms of the 2015 Plan, 75% of each Participant’s Bonus Award will be based on achievement of the Company objectives, with 25% of each Bonus Award earned if the Company meets each of its (i) revenue, (ii) non-GAAP gross margin and (iii) adjusted EBITDA objectives for the Performance Period. Achievement of at least 85% of the revenue or non-GAAP gross margin performance goals and 50% of the adjusted EBITDA performance goal is required for any payment of the portion of each Bonus Award that is based on achievement by the Company of such goals. The remaining 25% of each Participant’s Bonus Award will be determined by the Compensation Committee of the Board of Directors of the Company based on individual performance during the Performance Period.
The foregoing descriptions of the 2009 Plan and the 2015 Plan do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and the terms of which are incorporated herein by reference.
Item 8.01 Other Events.
On March 30, 2015, the Company issued a press release announcing the completion of the Merger and the grant of inducement stock options to certain employees of Feeney Wireless. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.
The pro forma financial statements required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

	Exhibit Number	Description
2.1*
Agreement and Plan of Merger, dated March 27, 2015, by and among Novatel Wireless, Inc., Duck Acquisition, Inc., R.E.R. Enterprises, Inc., the stockholders of R.E.R. Enterprises, Inc. and Ethan Ralston, as the representative of the stockholders.

	4.1	Warrant to Purchase Common Stock issued to HC2 Holdings 2, Inc. on March 26, 2015.
10.1
Joinder and Second Amendment to Credit and Security Agreement and Other Loan Documents and Consent, dated March 27, 2015, by and among Novatel Wireless, Inc., Enfora, Inc., R.E.R. Enterprises, Inc., Feeney Wireless, LLC, Feeney Wireless IC-DISC, Inc., and Wells Fargo Bank, National Association.

	10.2	2009 Omnibus Incentive Compensation Plan, as amended.
	10.3	2015 Corporate Bonus Plan, effective April 1, 2015.
	99.1	Press Release, dated March 30, 2015.
* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NOVATEL WIRELESS, INC.

By:     /s/ Michael A. Newman
Michael A. Newman
Executive Vice President, Chief Financial Officer
and Secretary
Date: April 1, 2015